Tel: 604 688 5421 Fax: 604 688 5132 www.bdo.ca	BDO Canada LLP 600 Cathedral Place 925 West Georgia Street Vancouver BC V6C 3L2 Canada

July 4, 2011

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 6-K/A for the event that occurred on December 17, 2010, to be filed by our former client, Forum National Investments Ltd. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO CANADA LLP

Chartered Accountants

LLW/sh